Exhibit 99.2

CarGurus, Inc. Appoints Lori Hickok to Board of Directors

Former Scripps Networks Interactive CFO Brings Global Financial Planning and Governance Experience to Leading Online Automotive Marketplace

CAMBRIDGE, Mass. – August 7, 2018 - CarGurus, Inc. (Nasdaq: CARG), a leading global online automotive marketplace, today announced the appointment of Lori Hickok on August 1, 2018 to the company’s Board of Directors and as Chair of its Audit Committee. Hickok most recently served as Executive Vice President, Chief Financial and Development Officer at Scripps Networks Interactive, a leader in lifestyle media with brands including HGTV, Travel Channel, and Food Network. She played an integral role in facilitating the merger of Scripps with Discovery Communications, which closed in March 2018.

“I am delighted to welcome Lori to our Board,” said Langley Steinert, Chairman, Founder and CEO of CarGurus. “Lori brings deep experience in finance, accounting and corporate governance, and she is widely recognized for her acumen in growth strategy and execution, investment prioritization and M&A. Her experience and insight further strengthen our Board, and I look forward to her contributions.”

As Executive Vice President, Chief Financial and Development Officer at Scripps Networks Interactive, Lori led the company’s global financial and accounting functions, including reporting, tax, treasury, risk management, planning and analysis, and M&A. A veteran of Scripps since 1988, Lori also held positions as Executive Vice President of Finance, Vice President and Controller, Division Controller for the company’s former cable television systems division, New Media Operations Controller and Chief Analyst for Corporate Development. Lori received a Bachelor of Science degree in Accounting & Finance from Miami University.

“CarGurus is at the forefront of digital innovation in the automotive space, and is transforming the way that people research, buy and sell cars,” said Hickok. “It is a very exciting time for the company as it continues to grow its audience and offerings globally. I am honored to join the Board and I look forward to working alongside Langley and the rest of the team.”

Lori fills a board seat that was occupied by Simon Rothman, who retired from the Board on August 1, 2018 after over 12 years of service. Simon Rothman founded eBay Motors in 1999 and served there in various roles including Vice President of US Operations and Global Vice President. Today he is a Partner at Greylock Partners, a venture capital firm.

"On behalf of the Board of Directors and all of our employees, I would like to thank Simon for his over twelve years of dedicated service,” said Steinert. “Simon is a visionary leader, and his experience and guidance have been invaluable to us as we’ve built this company.  I am profoundly grateful for his contributions.”

About CarGurus

Founded in 2006, CarGurus (Nasdaq: CARG) is a global, online automotive marketplace connecting buyers and sellers of new and used cars. The Company uses proprietary technology, search algorithms and data analytics to bring trust and transparency to the automotive search experience and help users find great deals from top-rated dealers. CarGurus is the largest automotive shopping site in the U.S. by unique monthly visitors (source: ComScore Media Metrix Multi-Platform, June 2018). In addition to the United States, CarGurus operates online marketplaces in Canada, the United Kingdom, Germany, Italy, and Spain. To learn more about CarGurus, visit www.cargurus.com.

CarGurus® is a registered trademark of CarGurus, Inc.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding the expected contributions of Ms. Hickok to our Board of Directors, the value proposition of our product offerings and platform, and our market awareness, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, our relationships with dealers, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to expand effectively into new markets, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Quarterly Report on Form 10-Q, filed on August 7, 2018 with the Securities and Exchange Commission (SEC), and subsequent reports that we file with the SEC.  Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Press Contact:

Amy Mueller

617.234.5514

pr@cargurus.com